UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 9, 2014 (October 9, 2014)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2014, HPIL Holding’s wholly owned subsidiary, HPIL HEALTHCARE, Inc. (“HPIL HC”), entered into a Product Reseller Agreement (the “Agreement”) with World Traditional Fudokan Shotokan Karate-Do Federation, a worldwide karate federation based in Switzerland (“WTFSKF”; WTFSKF and HPIL HC may be referred to herein individually as a “Party” or, collectively, as the “Parties”).  Pursuant to the Agreement, beginning in 2017, HPIL HC will supply its IFLOR Stimulating Massage Device (the “IFLOR Device”) to WTFSKF for resale exclusively at WTFSKF-sanctioned events and through the WTFSKF members and their official affiliates.

WTFSKF has committed to order a minimum of one million five hundred thousand (1,500,000) units of the IFLOR Device from January 1, 2017 through December 31, 2019 pursuant to annual purchase orders.  HPIL HC will sell the IFLOR Device to WTFSKF at HPIL HC’s then-current price list for the IFLOR Device.  The current suggested retail price of the IFLOR Device is US $54 per unit, before applicable taxes.

No later than March 15, 2016, WTFSKF is required to obtain a guaranty of payment and its other obligations under the Agreement in the amount equal to the full cost of the total IFLOR Device units ordered for delivery over the first four (4) months of 2017.  The guaranty must be issued by a financial institution of reasonable satisfaction to HPIL HC.

The initial term of the Agreement lasts until December 31, 2019, at which time the Agreement will automatically renew for successive three (3) year terms unless and until either Party provides notice of non-renewal or terminates the Agreement pursuant to the terms of the thereof.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

On November 27, 2012, a separate wholly owned subsidiary of HPIL Holding, HPIL ART&CULTURE, Inc., entered into a Cooperation Agreement with WTFSKF to develop and cooperate to expand projects between the parties.  Additionally, HPIL ART&CULTURE, Inc. is the official sponsor of WTFSKF’s 12th European Karate Championship, which will be held November 19-23, 2014 in Bucharest, Romania.

Item 9.01 Financial Statements and Exhibits.

            (d)  Exhibits

Exhibit                       Description

10.1                             Product Reseller Agreement entered into by and between HPIL HC and WTFSKF on October 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: October 9, 2014	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary